Exhibit 99.1

Surmodics Reports First Quarter Fiscal 2020 Results

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--February 5, 2020--Surmodics, Inc. (Nasdaq: SRDX), a leading provider of medical device and in vitro diagnostic technologies to the healthcare industry, today announced results for its fiscal 2020 first quarter ended December 31, 2019.

Summary of First Quarter and Recent Highlights

  Revenue of $22.6 million, an increase of 2% year-over-year
  GAAP EPS of $0.01, non-GAAP EPS of $0.05
  Partnership announced with Medtronic for distribution of TelemarkTM coronary support catheter

“During the first quarter, we made important progress on our major strategic objectives while delivering an eighth consecutive quarter of year-over-year revenue growth,” said Gary Maharaj, President and CEO of Surmodics, Inc. “Furthermore, we are excited to announce Medtronic as our commercialization partner for our Telemark™ coronary support catheter.”

First Quarter Fiscal 2020 Financial Results

Total revenue for the first quarter of fiscal 2020 was $22.6 million, as compared with $22.2 million in the prior-year period. Medical Device revenue was $17.4 million in the first quarter of fiscal 2020, as compared with $17.3 million in the year-ago period, an increase of 1%. Revenue in the first quarter includes $1.3 million from our SurVeilTM agreement with Abbott, as compared with $2.4 million in the prior-year quarter. In Vitro Diagnostics revenue was $5.2 million for the first quarter of fiscal 2020 as compared with $5.0 million in the same prior-year quarter, an increase of 5%.

Diluted GAAP earnings per share in the first quarter of fiscal 2020 was $0.01 as compared with $0.09 in the year-ago period. On a non-GAAP basis, earnings per share were $0.05 in the first quarter of fiscal 2020, as compared with $0.12 in the year-ago period.

As of December 31, 2019, cash and investments totaled $48.3 million. Surmodics used $0.9 million of cash in operating activities in the first quarter of fiscal 2020. Capital expenditures totaled $1.7 million for the first quarter of fiscal 2020.

Company Reiterates Fiscal 2020 Guidance

For the fiscal year ending September 30, 2020, Surmodics continues to anticipate revenue in a range of $87 million to $91 million, diluted GAAP EPS in a range of ($0.60) to ($0.30), and non-GAAP diluted EPS in a range of ($0.44) to ($0.14).

Conference Call Today at 4 p.m. CT (5 p.m. ET)

Surmodics will host a webcast at 4 p.m. CT (5 p.m. ET) today to discuss first quarter results. To access the webcast, go to the investor relations portion of the Company’s website at https://surmodics.gcs-web.com and click on the webcast icon. The webcast will be archived on the Company’s website for 90 days. A replay of the first quarter conference call will be available by dialing 888-203-1112 and entering conference call ID passcode 2812762. The audio replay will be available beginning at 7 p.m. CT on Wednesday, February 5, 2020, until 7 p.m. CT on Wednesday, February 12, 2020.

About Surmodics, Inc.

Surmodics is the global leader in surface modification technologies for intravascular medical devices and a leading provider of chemical components for in vitro diagnostic (IVD) immunoassay tests and microarrays. Surmodics is pursuing highly differentiated medical devices that are designed to address unmet clinical needs and engineered to the most demanding requirements. This key growth strategy leverages the combination of the Company’s expertise in proprietary surface technologies, along with enhanced device design, development and manufacturing capabilities. The Company mission remains to improve the detection and treatment of disease. Surmodics is headquartered in Eden Prairie, Minnesota. For more information, visit www.surmodics.com. The content of Surmodics’ website is not part of this press release or part of any filings that the company makes with the SEC.

Safe Harbor for Forward-looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations regarding the Company’s performance in the near- and long-term, including our revenue and earnings expectations for fiscal 2020, our SurVeilTM DCB, SundanceTM DCB and other proprietary products, and the TRANSCEND clinical trial, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) our ability to successfully develop and commercialize our SurVeilTM DCB (including realization of the full potential benefits of our agreement with Abbott), SundanceTM DCB and other proprietary products; (2) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies; (3) possible adverse market conditions and possible adverse impacts on our cash flows, and (4) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at https://surmodics.gcs-web.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Surmodics is reporting non-GAAP financial results including EBITDA and Adjusted EBITDA, non-GAAP operating income, non-GAAP operating income percentage, non-GAAP income before income taxes, non-GAAP net income, and non-GAAP diluted earnings per share, and the non-GAAP effective income tax rate. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financial statements, provide meaningful insight into our operating performance excluding certain event-specific matters, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payouts under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact on our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

Surmodics, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (in thousands, except per share data) (Unaudited)

	Three Months Ended
	December 31,
	2019	2018
	(Unaudited)
Revenue:
Product sales	$9,974	$9,751
Royalties and license fees	10,148	10,096
Research, development and other	2,494	2,394
Total revenue	22,616	22,241
Operating costs and expenses:
Product costs	3,203	3,523
Research and development	12,142	11,486
Selling, general and administrative	6,943	5,949
Acquired intangible asset amortization	594	606
Contingent consideration gain	—	(35)
Total operating costs and expenses	22,882	21,529
Operating (loss) income	(266)	712
Other income	164	422
(Loss) income before income taxes	(102)	1,134
Income tax benefit	250	176
Net income	$148	$1,310

Basic net income per share:	$0.01	$0.10

Diluted net income per share:	$0.01	$0.09

Weighted average number of shares outstanding:
Basic	13,469	13,367
Diluted	13,769	13,827

Surmodics, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (in thousands) (Unaudited)

	December 31,	September 30,
	2019	2019
Assets	(Unaudited)
Current Assets:
Cash and cash equivalents	$9,006	$30,361
Available-for-sale securities	39,256	24,931
Accounts receivable, net	7,681	8,993
Contract assets - royalties and license fees	7,847	8,210
Inventories, net	4,951	4,501
Prepaids and other	4,725	4,424
Total Current Assets	73,466	81,420
Property and equipment, net	30,766	29,748
Deferred tax assets	6,370	6,176
Intangible assets, net	13,785	14,226
Goodwill	26,546	26,171
Other assets	4,125	2,124
Total Assets	$155,058	$159,865
Liabilities and Stockholders’ Equity
Current Liabilities:
Contingent consideration, current portion	—	3,200
Deferred revenue	4,928	5,553
Other current liabilities	9,263	11,456
Total Current Liabilities	14,191	20,209
Deferred revenue	10,907	11,628
Other long-term liabilities	6,634	5,512
Total Liabilities	31,732	37,349
Total Stockholders’ Equity	123,326	122,516
Total Liabilities and Stockholders’ Equity	$155,058	$159,865

Surmodics, Inc. and Subsidiaries Supplemental Segment Information (in thousands) (Unaudited)

	Three Months Ended December 31,
	2019		2018
Revenue:		% of Total		% of Total	% Change
Medical Device	$17,404	77.0%	$17,258	77.6%	0.8%
In Vitro Diagnostics	5,212	23.0%	4,983	22.4%	4.6%
Total revenue	$22,616		$22,241		1.7%

	Three Months Ended
	December 31,
	2019	2018
Operating (loss) income:
Medical Device	$(423)	$357
In Vitro Diagnostics	2,599	2,455
Total segment operating income	2,176	2,812
Corporate	(2,442)	(2,100)
Total operating (loss) income	$(266)	$712

Surmodics, Inc. and Subsidiaries Reconciliation of GAAP Measures to Non-GAAP Amounts Schedule of EBITDA, Adjusted EBITDA and Cash Flows from Operations (in thousands) (Unaudited)

	Three Months Ended
	December 31,
	2019	2018
Net income	$148	$1,310
Income tax benefit	(250)	(176)
Depreciation and amortization	1,804	1,756
Investment income, net	(250)	(316)
Interest expense	40	37
EBITDA	1,492	2,611

Adjustments:
Contingent consideration gain (1)	—	(35)
Foreign exchange gain (2)	—	(126)
Gain on strategic investment (4)	—	(7)
Adjusted EBITDA	$1,492	$2,443

Net Cash Used In Operating Activities	$(909)	$(5,405)

Estimated Non-GAAP Net Losses per Common Share Guidance Reconciliation For the Fiscal Year Ending September 30, 2020 (Unaudited)

	Full Fiscal Year Estimate
	Low	High
GAAP results	$(0.60)	$(0.30)
Amortization of acquired intangibles (3)	0.16	0.16
Non-GAAP results	$(0.44)	$(0.14)

Surmodics, Inc., and Subsidiaries Net Income and Diluted EPS GAAP to Non-GAAP Reconciliation (in thousands, except per share data) (Unaudited)

	For the Three Months Ended December 31, 2019
	Total Revenue	Operating (Loss) Income	Operating (Loss) Income Percentage	(Loss) Income Before Income Taxes	Net Income (5)	Diluted EPS	Effective tax rate
GAAP	$22,616	$(266)	(1.2)%	$(102)	$148	$0.01	245.1%
Adjustments:
Amortization of acquired intangible assets (3)	―	594	2.7	594	549	0.04
Non-GAAP	$22,616	$328	1.5%	$492	$697	$0.05	(41.7%)
	For the Three Months Ended December 31, 2018
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (5)	Diluted EPS	Effective tax rate
GAAP	$22,241	$712	3.2%	$1,134	$1,310	$0.09	(15.5)%
Adjustments:
Contingent consideration gain (1)	―	(35)	(0.2)	(35)	(35)	—
Foreign exchange gain (2)	―	—	—	(126)	(126)	(0.01)
Amortization of acquired intangible assets (3)	―	606	2.7	606	561	0.04
Gain on strategic investment (4)	—	—	—	(7)	(7)	—
Non-GAAP	$22,241	$1,283	5.7%	$1,572	$1,703	$0.12	(8.3)%

(1) Represents accounting adjustments to state acquisition-related contingent consideration liabilities at their estimated fair value, including accretion for the passage of time as well as adjustments to the liabilities’ fair values related to changes in the timing and/or probability of achieving milestones. The tables include contingent consideration liability adjustments in each respective historical period and do not include in future-period fair value changes, other than estimated accretion expense as determined at the end of the current quarter. These amounts are not taxable or tax deductible.

(2) Foreign exchange gains and losses are related to marking non-U.S. dollar contingent consideration to period-end or settlement date exchange rates. The tables include foreign currency exchange loss or gain recorded in each respective historical period and do not include forecasted currency fluctuations in future periods. These gains and losses are not taxable or tax deductible.

(3) Amortization of acquisition-related intangible assets and associated tax impact. A significant portion of the acquisition-related amortization is not tax deductible.

(4) Represents the gain recognized on the sale of a strategic investment which was not tax-affected as it was offset by previously recognized capital losses.

(5) Net income includes the effect of the above adjustments on the income tax provision, taking into account deferred taxes and non-deductible items. In both fiscal 2020 and fiscal 2019, an effective rate of 21% was used to estimate the income tax impact of the adjustments, except that expenses occurring in Ireland have not been tax-affected as all tax benefits are offset by a full valuation allowance.

Contacts

Surmodics, Inc.
Tim Arens, 952-500-7000
ir@surmodics.com